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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-3 of Select Energy Services, Inc. of our report dated November 22, 2016, with respect to the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
May 15, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM